                                 March 25, 1996

TO OUR SHAREHOLDERS:

    You are cordially invited to attend the Annual Meeting of Shareholders of Ackerley Communications, Inc. (the "Company"), which will be held at 9:00 a.m., Pacific Daylight Savings Time on Wednesday, May 1, 1996, at The Rainier Club, 820 4th Avenue, Seattle, Washington. In that connection, please find enclosed a Notice of Annual Meeting, a Proxy Statement, a form of Proxy and a copy of the Company's Annual Report on Form 10-K.

    At the Annual Meeting, you will be asked to elect directors of the Company. If you do not plan to attend this meeting, we request that you return the enclosed proxy promptly in the return envelope provided for your convenience, so that as many shares as possible will be represented at the meeting. If you attend the meeting, you may vote in person.

                                          Sincerely yours,

                                          DENIS M. CURLEY
                                          EXECUTIVE VICE PRESIDENT AND
                                          CHIEF FINANCIAL OFFICER,
                                          TREASURER AND SECRETARY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of Ackerley Communications, Inc. will be held at The Rainier Club, 820 4th Avenue, Seattle, Washington, on Wednesday, May 1, 1996 at 9:00 a.m., Pacific Daylight Savings Time, for the purpose of considering and voting upon the following matters:

    1. ELECTION OF DIRECTORS. Electing a Board of Directors to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

    2. APPROVAL OF NONEMPLOYEE-DIRECTORS' EQUITY COMPENSATION PLAN. Approving the adoption by the Board of Directors of a Nonemployee-Directors' Equity Compensation Plan providing for the optional payment to nonemployee directors of directors' fees in Common Stock.

    3. WHATEVER OTHER BUSINESS properly may be brought before the meeting or any adjournment thereof.

    Shareholders of record of Common Stock and Class B Common Stock at the close of business on March 22, 1996 are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote will be available for examination at the Annual Meeting and at the Company's headquarters, Suite 3770, Seafirst Fifth Avenue Plaza, 800 Fifth Avenue, Seattle, Washington, for ten days before the meeting.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          DENIS M. CURLEY
                                          EXECUTIVE VICE PRESIDENT AND CHIEF
                                          FINANCIAL OFFICER, TREASURER AND
                                          SECRETARY

Seattle, Washington
March 25, 1996

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY DELIVERING WRITTEN NOTICE TO THE ASSISTANT SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO ITS EXERCISE.

                             [ACKERLEY LETTERHEAD]

                                PROXY STATEMENT

GENERAL

    This Proxy Statement and the accompanying Proxy are being first sent or given to shareholders on or about March 25, 1996, for use in connection with the Annual Meeting of Shareholders of Ackerley Communications, Inc. (the "Company") to be held on Wednesday, May 1, 1996 at 9:00 a.m., Pacific Daylight Savings Time.

VOTING SHARES

    Only those shareholders of record of the Company's voting common stock, par value $.01, including Common Stock and Class B Common Stock, at the close of business on March 22, 1996, shall be entitled to notice of the meeting and to vote. The number of shares of voting common stock of the Company outstanding and entitled to vote at the Annual Shareholders' Meeting is 9,849,669 shares of Common Stock and 5,727,125 shares of Class B Common Stock. On each matter before the meeting, including the election of directors, holders of Common Stock have one vote for each share of Common Stock held and holders of Class B Common Stock have ten (10) votes for each share of Class B Common Stock held. Shareholders are not entitled to cumulate their votes in the election of directors.

SOLICITATION OF PROXIES

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, and the costs of solicitation will be borne by the Company. In addition to the use of the mails, solicitation may be made, without additional compensation, by directors and officers and regular employees of the Company, by telephone, telegraph and personal interview. The Company will reimburse brokers, nominees and similar record holders for reasonable expenses in mailing proxy material to beneficial owners.

APPOINTMENT AND REVOCATION OF PROXIES

    If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented by the Proxy "FOR" the matter in question, unless otherwise indicated. Any proxy given by a shareholder may be revoked before its exercise by notice to the Secretary of the Company in writing at any time prior to its use. The shares represented by properly executed proxies will be voted in accordance with the specifications therein, or, if no preference is specified, in accordance with the recommendation of management as specified above.

ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 31, 1995 accompanies this Proxy Statement.

                        ITEM 1 -- ELECTION OF DIRECTORS

    The Company's Bylaws provide that the number of directors to be elected at the shareholders' meeting shall be not less than one (1) nor more than eight
(8), as determined by the Board of Directors. The Company's Third Restated Certificate of Incorporation, as amended, provides that the Company's Board may change the number of directors from time to time, and the Company's Bylaws provide that the Company's Board may fill any vacancies created. The Board of Directors has fixed the number of directors to be elected at this Annual Meeting at five (5).

    If any nominee should refuse or be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve. The term of office for all the above nominees will be for one year and until their successors are elected and have qualified. The nominees for election as directors are the current members of the Board of Directors: Barry A. Ackerley, Gail A. Ackerely, Richard P. Cooley, M. Ian Gilchrist and Michel C. Thielen.

    Each position on the Board of Directors is filled by the nominee receiving a plurality of the votes cast with respect to such position. Abstentions from voting will have the practical effect of voting against the nominee because it is one less vote for approval. "Broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Proxies cannot be voted for more than five persons.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES TO BE ELECTED AS DIRECTORS.

SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information, including the beneficial ownership of shares of Common Stock and Class B Common Stock as of March 15,
1996, with respect to the nominees for director, current directors, the executive officers named in the table appearing under "Executive Compensation" below, persons known to the Company to beneficially own more than five (5) percent of the outstanding Common Stock on March 15, 1996, and by the directors and executive officers of the Company as a group.

                                                                        SHARES OF THE COMPANY'S COMMON STOCK AND
                                                                 CLASS B COMMON STOCK AND PERCENT OF CLASS BENEFICIALLY
                                                                                       OWNED (1)
                                                                --------------------------------------------------------
                                                                                                CLASS B
NAME, AGE AND PRINCIPAL OCCUPATION DURING PAST FIVE YEARS        COMMON STOCK     PERCENT     COMMON STOCK     PERCENT
--------------------------------------------------------------  --------------  -----------  --------------  -----------
Barry A. Ackerley, 61 ........................................      5,431,438(2)      55.1%      5,691,217(2)      99.4%
 Chairman and Chief Executive Officer of the Company; Company
 Director since 1975
Gail A. Ackerley, 58 .........................................      5,431,438(3)      55.1%      5,691,217(3)      99.4%
 Chairman of Ackerley Corporate Giving (Company's charitable activities); Company Director since 1995
Richard P. Cooley, 72 ........................................          1,570        *                   0        *
 Retired, Chairman (1988-April 1994) and Chief Executive
 Officer (1988-1991), Seattle-First National Bank; director,
 PACCAR, Inc.; director, Egghead Software Inc.; Director since
 1995
M. Ian G. Gilchrist, 46 ......................................              0        *                   0        *
 Managing Director (May 1995-present), Salomon Brothers Inc.
 Managing Director (February 1991-May 1995), CS First Boston
 Corporation (investment banking -- media/
 telecommunications); Company Director since 1995
Michel C. Thielen, 61 ........................................              0        *                   0        *
 President, MCT Thielen and Associates (advertising agency);
 Vice President, Executive Wings, Inc. (airport operations
 company); Company Director since 1979
William N. Ackerley, 35 ......................................         11,715        *              10,074(4)      *
 President and Chief Operating Officer of the Company
Denis M. Curley, 48 ..........................................              1        *                   0        *
 Executive Vice President and Chief Financial Officer,
 Treasurer and Secretary of the Company
Keith W. Ritzmann, 43 ........................................            401        *                 100        *
 Vice President and Controller of the Company

                                                                        SHARES OF THE COMPANY'S COMMON STOCK AND
                                                                 CLASS B COMMON STOCK AND PERCENT OF CLASS BENEFICIALLY
                                                                                       OWNED (1)
                                                                --------------------------------------------------------
                                                                                                CLASS B
NAME, AGE AND PRINCIPAL OCCUPATION DURING PAST FIVE YEARS        COMMON STOCK     PERCENT     COMMON STOCK     PERCENT
--------------------------------------------------------------  --------------  -----------  --------------  -----------
Gabelli Funds, Inc. (5% shareholder) .........................        935,900         9.5%               0        *
 One Corporate Center
 Rye, NY 10580
All Directors and Executive Officers as a group
 (8 persons)..................................................      5,445,125        55.3%       5,701,391        99.6%

------------------------
(1) Unless otherwise indicated, represents shares over which each nominee exercises sole voting or investment power.

(2) Barry Ackerley and Gail Ackerley are husband and wife. Includes 3,632 shares of Common Stock and 132 shares of Class B Common Stock held by Gail A. Ackerley, of which Mr. Ackerley disclaims beneficial ownership.

(3) Barry Ackerley and Gail Ackerley are husband and wife. The amount shown includes 5,427,806 shares of Common Stock and 5,691,085 shares of Class B Common Stock held by Barry A. Ackerley, of which Mrs. Ackerley disclaims beneficial ownership.

(4) Includes 5,620 shares of Class B Common Stock held by his minor children, for which William Ackerley exercises sole voting and investment power as custodian under the Washington Uniform Transfer to Minor Act.

 *  Indicates amounts equal to less than 1% of the outstanding shares.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Since the election of directors at the last annual shareholders meeting in May 1995, the Board of Directors met once. All directors attended that meeting of the Board. Prior to that time, all business of the Board of Directors of the Company during fiscal 1995 was conducted by unanimous written consent in lieu of any meeting.

    The Board of Directors of the Company established an Audit Committee in September 13, 1995, comprised of Messrs. Cooley, Gilchrist and Thielen. The Audit Committee review with the auditors the scope of the audit and the financial statements. The Committee also is responsible for recommending to the Board a firm of independent auditors to act as the Company's independent auditor. The Audit Committee met for the first time on March 4, 1996.

    Under the federal securities laws, the Company's directors and executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. In 1995, Mr. Richard Cooley failed to timely file a Form 3 within ten days following his election as a director of the Company. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with Commission.

DIRECTORS' FEES

    As of May 1995, each director who is not an employee of the Company receives a quarterly fee of $5,000. In addition, each director is reimbursed up to $1,500 per quarter for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors. Shareholders are being asked to approve a Directors' Equity Compensation Plan that will allow nonemployee directors to elect to receive directors fees in shares of Common Stock rather than cash. See Item 2 -- Approval of Nonemployee-Directors' Compensation Plan, below.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning compensation paid or accrued by the Company during the fiscal years ended December 31, 1995, 1994 and 1993, to or on behalf of the Company's Chief Executive Officer and to or on behalf of each executive officer whose aggregate cash compensation exceeded $100,000 for the prior fiscal year (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                   --------------------------
                                                                                                                 ALL OTHER
                                                                                     AWARDS                    COMPENSATION
                                                  ANNUAL COMPENSATION              -----------                 -------------
                                      -------------------------------------------  SECURITIES      PAYOUTS      SAVINGS AND
                                                                  OTHER ANNUAL     UNDERLYING   -------------   RETIREMENT
   NAME AND PRINCIPAL                                             COMPENSATION       OPTIONS    LTIP PAYOUTS     PLAN ($)
        POSITION             YEAR     SALARY ($)    BONUS ($)        ($)(1)            (#)         ($)(2)           (3)
-------------------------  ---------  -----------  -----------  -----------------  -----------  -------------  -------------
Barry A. Ackerley,              1995   $ 500,016    $ 200,000             N/A               0     $       0      $   6,000
 Chairman of the Board          1994   $ 500,016    $ 200,000             N/A               0     $       0      $   6,000
 and Chief Executive            1993   $ 500,016    $ 200,000             N/A               0     $       0      $   8,994
 Officer
William N. Ackerley,            1995   $ 208,200    $  30,731             N/A          10,000     $       0      $   6,000
 President and Chief            1994   $ 187,500    $  62,500             N/A               0     $       0      $   6,000
 Operating Officer              1993   $ 150,000    $       0             N/A               0     $       0      $   5,600
Denis M. Curley,                1995   $ 192,500    $  28,248             N/A          15,000     $       0      $   6,000
 Executive Vice President       1994   $ 182,500    $  61,500             N/A               0     $       0      $   6,000
 and Chief Financial            1993   $ 175,000    $       0             N/A               0     $       0      $   8,000
 Officer, Treasurer and
 Secretary
Keith W. Ritzmann               1995   $ 106,800    $  10,168             N/A           2,500     $       0      $   4,272
 Vice President and             1994   $ 100,700    $  12,139             N/A               0     $       0      $   3,743
 Controller                     1993   $  95,000    $       0             N/A               0     $       0      $   3,911


   NAME AND PRINCIPAL       OTHER ($)
        POSITION               (4)
-------------------------  -----------
Barry A. Ackerley,          $  18,706
 Chairman of the Board      $  32,373
 and Chief Executive        $  26,152
 Officer
William N. Ackerley,        $     594
 President and Chief        $     486
 Operating Officer          $     432
Denis M. Curley,            $   1,566
 Executive Vice President   $   1,566
 and Chief Financial        $   1,044
 Officer, Treasurer and
 Secretary
Keith W. Ritzmann           $     552
 Vice President and         $     526
 Controller                 $     286

------------------------------
(1) None of the Named Executives received perquisites or other personal benefits, in any of the years shown, in an aggregate amount equal to or exceeding the lesser of (i) $50,000 or (ii) 10% of the executive's total annual salary and bonus for each year.

(2) The amounts appearing in this column are the value as of December 31, 1995, 1994 and 1993, respectively, of the shares earned under the Company's Employees Stock Option Plan.

(3) The amounts appearing in this column are Company contributions and credits on behalf of each named executive under the Company's Savings and Retirement Plan.

(4) Includes value of life insurance in excess of $50,000 for each of the Named Executives and imputed interest on indebtedness to the Company in the amount of $12,388 incurred by Barry Ackerley.

OPTION GRANTS IN LAST FISCAL YEAR

    During 1995, options for shares of Common Stock were granted under the Employees Stock Option Plan to the following Named Executives: William N. Ackerley, President and Chief Operating Officer -- 10,000 shares; Dennis M. Curley, Executive Vice President -- 15,000 shares; Keith Ritzmann, Vice President and Controller -- 2,500 shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    This table includes the number of shares covered by both exercisable and non-exercisable stock options held by each of the Named Executives as of December 31, 1995. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. No options were exercised by named executive officers during 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                 NO. OF SHARES       VALUE OF
                                                                                   UNDERLYING     UNEXERCISED IN-
                                                                                  UNEXERCISED        THE-MONEY
                                                                                   OPTIONS AT       OPTIONS AT
                                                                                FISCAL YEAR-END   FISCAL YEAR-END
                                                  SHARES ACQUIRED     VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                                ON EXERCISE    REALIZED ($) UNEXERCISABLE (#) UNEXERCISABLE ($)
------------------------------------------------  ---------------  -----------  ----------------  ---------------
Barry A. Ackerley...............................        N/A            N/A            N/A               N/A
William N. Ackerley.............................        N/A            N/A            0/25,000     0/$   208,125
Denis M. Curley.................................        N/A            N/A            0/35,000     0/$   361,250
Keith W. Ritzmann...............................        N/A            N/A             0/7,500     0/$    69,375

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

    The Company did not grant any long-term incentive compensation to any of the Named Executives during 1995.

BOARD REPORT ON EXECUTIVE COMPENSATION

    The Company has no separate Compensation Committee. Consequently, all compensation matters respecting the Company's executive officers is determined by the Board of Directors acting as a whole.

    In determining the compensation to be paid to the Company's executive officers in 1995, the Board employed compensation policies designed to align the compensation with the Company's overall business strategy, values and management initiatives. These policies are intended to reward executives for enhancing the long-term value of the Company's assets, to support a performance-oriented environment that rewards achievement of internal goals and recognizes Company performance compared to performance levels of companies in its industries, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. The Board believes that by striving to best obtain these goals the executive officers should enhance shareholder value for the long-term.

    The key components of executive officer compensation are (i) salary, which is based on factors such as the individual officer's level of responsibility and comparisons to similar positions in the Company's subsidiaries and comparable media and advertising companies; (ii) cash bonus awards, which are based on individual performance and the performance of the Company, measured primarily in terms of increases in the Company's Operating Cash Flow and accomplishment of the Company's strategic goals; and (iii) stock option awards which are intended to increase the motivation for an interest in the Company's long-term success as measured by the Company's share price.

    The Board based the 1995 compensation of the executive officers on the policies described above. The executives' salaries in 1995 were based on a variety of factors including the salaries of the executive officers of comparable media advertising companies. Cash bonuses were paid to executive officers at year-end, primarily in recognition of the progress made by the Company during the year in improving its Operating Cash Flow, achieving a record level of sales and net income and pursuing the Company's overall strategic goals. Individual performance was also taken into account.

    The Board based the 1995 compensation of the Chief Executive Officer on the policies described above. The Chief Executive Officer's salary in 1995 remained at the same level as last year's and is believed to be in the lower range of salaries of the chief executive officers of comparable media advertising companies. The cash bonus which was paid to the Chief Executive Officer for 1995 was primarily in recognition of the record-level sales and net income as well as the substantial progress, as determined by the Board of Directors, made by the Company during the year toward
(i) pursuing the Company's overall strategic goals, which include the development of a new arena in Seattle and (ii) attaining the Company's long-term goal of increasing the Company's earnings per share.

Barry A. Ackerley,          M. Ian G. Gilchrist,
Director                    Director
Gail A. Ackerley, Director  Michel C. Thielen, Director
Richard P. Cooley,
Director

REPRICING, REPLACEMENT OR CANCELLATION AND REGRANT OF OPTIONS

    No adjustments or amendments to the exercise price of stock options previously awarded to any of the Named Executives were made at any time during 1995.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors as a whole determines the compensation to be paid the Company's executive officers as well as the options to be granted any executive officer at any time. Mr. Barry A. Ackerley, the Company's Chief Executive Officer, and his wife, Gail A. Ackerley, have served on the Board of Directors during the past fiscal year.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index or other broad market index performance and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Stock Index and the mutual fund, Fidelity Select Multimedia Portfolio, as an index of peer companies.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        AMONG ACKERLEY COMMUNICATIONS, INC., S&P 500 INDEX AND FIDELITY
                          SELECT MULTIMEDIA PORTFOLIO

                                [CHART]

SAVINGS AND RETIREMENT PLAN

    In 1978, the Company adopted its Savings and Retirement Plan (the "Savings Plan"). The Savings Plan was amended, effective January 1, 1985, to convert it to one qualified under Section 401(k) of the Internal Revenue Code, as amended.

    All employees who have served at least three months with the Company as of the beginning of a calendar quarter, including employees of subsidiaries of the Company who are not covered by a collective bargaining agreement, may participate in the Savings Plan. The Company may waive the exclusion of employees subject to collective bargaining agreements in individual cases. As of December 31, 1995, all subsidiaries of the Company were participating in the Savings Plan.

    An eligible employee may elect to have his or her base salary reduced from 2% to 15%, up to the statutory limitation. This amount, plus an equal amount provided by the Company up to a maximum of 4% of the participant's pre-reduction monthly salary, is then contributed by the Company to an independently managed trust established pursuant to the Savings Plan. The Company also may make an additional voluntary contribution, which is allocated pro rata among all participating employees based on the amount of their contributions for that same Savings Plan year.

    The Company's contributions vest partially when a participant has completed three years of service, with the vested portion of the Company's contributions increasing to 100% upon the employee having completed five years of service. An employee also becomes fully vested when he or she reaches age 65, becomes totally disabled or dies. All amounts contributed by an employee, and those portions of the amounts contributed by the Company that have vested, are payable in a single lump sum or a qualified joint and survivor annuity upon retirement, total disability, death or termination of employment with the Company. The amounts contributed to the Savings Plan by the Company on behalf of the named executive officers during 1995 is disclosed in the Summary Compensation Table under the column entitled "All Other Compensation."

STOCK PURCHASE AGREEMENTS

    In 1989, the Company entered into amendments to certain Stock Purchase Agreements dated 1981 with certain of its key employees to sell shares of its Common Stock at a price per share equal to the fair market value of such stock at the time the agreements were executed. At any time ten years from the date of the amended Stock Purchase Agreements, holders may purchase shares, in whole or in part, by funds which have been credited to escrow accounts by such holders subject to certain earlier termination provisions. Under certain circumstances, the Company may have a right of first refusal on the sale of any shares of Common Stock and Class B Common Stock acquired pursuant to the Stock Purchase Agreements. In connection with the Class B Common Stock dividend in June 1987, the Company amended the Stock Purchase Agreements to provide for the distribution of one share of Class B Common Stock at no extra cost to the holder for each share of Common Stock subject to the Stock Purchase Agreement at the time such Common Stock is purchased.

    As of December 31, 1995, there was an aggregate of 26,250 shares of Common Stock and an equal number of shares of Class B Common Stock subject to Stock Purchase Agreements at a weighted average purchase price per share of $4.00 per share of Common Stock. During 1995, Stock Purchase Agreements for 41,250 shares of Common Stock and 41,250 shares of Class B Common Stock were exercised. No executive officers hold outstanding Stock Purchase Agreements.

STOCK OPTION PLAN

    The Company's Employees Stock Option Plan (the "Plan") was approved by the Board of Directors and the stockholders of the Company in 1983. In 1994, the Plan was amended, with the approval of the shareholders, to, among other things, extend the term of the Plan and to increase the number of shares available for stock option grants. A total of 500,000 shares of Common Stock have been authorized and reserved for issuance under the Plan.

    The Plan provides for the granting to employees, including officers, of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting of nonstatutory stock options to employees, including officers and directors. The Plan is currently administered by the Board of Directors, which determines the recipients of option grants and the terms of such options, including the term of the option, exercise price, number of shares subject to the option and the exercisability thereof. No option granted under the Plan is transferable by the holder other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the holder only by such holder.

    The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of all nonstatutory stock options granted under the Plan is determined by the Board at its sole discretion. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock ("10% shareholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The terms of all options granted under the Plan, other than options granted to a 10% shareholder, may not exceed ten years.

    The Plan grants the Board of Directors the discretion to determine when options granted thereunder shall become exercisable and when such options will expire (up to ten years from grant). Generally, such options vest and become exercisable five years from the date of grant and terminate ten years from the date of grant, subject to earlier termination due to termination of employment with the Company. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option shall be assumed or an equivalent option substituted by the successor corporation, or the Board of Directors may take such other action as it may decide, including the acceleration of the exercisability of all outstanding options.

    As of December 31, 1995, the Company had granted options to purchase an aggregate of 345,000 shares of Common Stock and all of which remain outstanding at a weighted average exercise price of $5.95 per share, leaving 89,250 shares of Common Stock available for future grants under the Plan. During 1995, stock options for 10,000 shares of Common Stock and 10,000 shares of Class B Common Stock were exercised, stock options for 41,000 shares of Common Stock were cancelled and new stock options for 150,000 shares of Common Stock were issued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In June 1990, a corporation owned by the Company's Chairman and Chief Executive Officer, Barry A. Ackerley, entered into an agreement with a subsidiary of the Company to provide air transportation services for the Seattle SuperSonics and other Company purposes. The agreement calls for monthly fees of approximately $63,000 for such services and may be terminated on December 31, 1998 at the option of either party.

    Kimberly Cleworth, who is Barry and Gail Ackerley's daughter, began serving as the Company's Vice President of Marketing on January 1, 1994 and was paid a total of $106,000 for the year as compensation for such services.

    From time to time the Company advances funds to Mr. Barry Ackerley for his personal use. Since January 1, 1993, the highest aggregate amount of such loans was $350,000. For the years ended December 31, 1995, 1994 and 1993, the aggregate outstanding principal amounts of such loans were $-0-, $150,000 and $350,000, respectively. Interest on this indebtedness accrues and is imputed at the same rate as that charged to the Company on its senior bank debt.

                  ITEM 2 -- APPROVAL OF NONEMPLOYEE-DIRECTORS'
                            EQUITY COMPENSATION PLAN

    On November 14, 1995 the Board of Directors adopted a Nonemployee-Directors' Equity Compensation Plan ("Directors' Plan") to allow directors who are not employees of the Company ("Nonemployee Directors") to elect to receive directors' fees in the form of shares of Common Stock instead of in cash. For this purpose the Board authorized and reserved for issuance under the Directors' Plan 100,000 shares of Common Stock.

    Under the terms of the Directors' Plan, a Nonemployee Director may elect to have all or any part of his or her directors' fees, which is payable at the end of a three-month period ("Quarter"), applied toward the purchase of shares of Common Stock. To exercise this option, a Nonemployee Director must submit an irrevocable, written election to the Company six months in advance of the payment date for directors fees accrued during a Quarter (the "Payment Date"). The purchase price for shares of Common Stock issued pursuant such election is based on the per share closing price for the Common Stock as reported on the American Stock Exchange on the last trading day before the Payment Date.

    The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the Directors' Plan in order to promote the further alignment of the interests of nonemployee directors with the interests of the Company shareholders. Such alignment of interests should contribute to the future success of the Company.

    Pursuant to the terms of the Directors' Plan, the Directors' Plan must be approved by a majority of the shares present or represented and entitled to vote at the Annual Meeting.

    A full copy of the proposed Directors' Plan is attached as Exhibit A to this Proxy Statement.

    THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                            ITEM 3 -- OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Ernst & Young LLP performed the audit of the consolidated financial statements for the Company and its subsidiaries for the year ended December 31, 1995. The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the current year. Shareholders are not required to take action on this selection. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given the opportunity to present a statement if they so desire and will be available to respond to appropriate questions.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders of the Company scheduled to be held May 1, 1997 must be received for inclusion in the Proxy Statement and form of Proxy relating to that meeting by November 30, 1996.

                                          By Order of the Board of Directors,

                                          --------------------------------------
                                          DENIS M. CURLEY
                                          EXECUTIVE VICE PRESIDENT AND CHIEF
                                          FINANCIAL OFFICER, TREASURER AND
                                          SECRETARY

Seattle, Washington
March 25, 1996

    THE COMPANY URGES YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. ANY PERSON GIVING A PROXY MAY REVOKE IT PRIOR TO ITS EXERCISE.

                            EXHIBIT A

                  ACKERLEY COMMUNICATIONS, INC.

         NONEMPLOYEE-DIRECTORS' EQUITY COMPENSATION PLAN


1.   PURPOSE OF THE PLAN

The purpose of this Nonemployee-Directors' Equity Compensation Plan (the "Plan") is to provide for the optional payment to the nonemployee-directors of Ackerley Communications, Inc. (the "Company") of directors' fees in capital stock of the Company in order to encourage stock ownership by such directors. The objective is to promote the further alignment of the interests of such directors with the stockholders of the Company and, through such alignment, promote the long-term profits and growth of the Company.

2.   DEFINITIONS

(a) "Share Price" means the closing price per share for Common Stock reported on the American Stock Exchange on the last trading day before the Quarter Date.

(b) "Common Stock" means the Company's voting Common Stock, par value $.01 per share.

(c) "Director" means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or any of its subsidiaries.

(d) "Directors' Fees" means the fees earned by the Directors for services rendered as directors of the Company as such amounts are established by resolution of the Company Board of Directors from time to time.

(e)  "Extraordinary Event" has the meaning set forth in Section 4.

(f)  "Quarter" means any of the following consecutive three-month periods:
May through July, August through October, November through January, February through April.

(g) "Quarter Date" means the date on which Directors' Fees for such Quarter are payable, which date is the last day of each Quarter with the following exception: for the Quarter ended April 30, 1996 the Directors' fees are payable May 15, 1996.

(h) "Rule 16b-3" means the new rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 on May 1, 1991 (or any successor rule to the same effect), as in effect from time to time.

(i) "Shares" means shares of Common Stock that are purchased voluntarily in accordance with Section 3.1.

(j)  "Voluntary Amount" has the meaning set forth in Section 3.1(a).

3.   PURCHASE OF SHARES

3.1  VOLUNTARY AMOUNT

(a) DIRECTORS' ELECTION. For any Quarter, a Director may elect to have up to 100% of his or her Directors' Fee payable for such Quarter (a "Voluntary Amount"), applied to the purchase of Shares pursuant to this Plan. This election is subject to the following conditions: (i) the Director must notify the Company in writing of such election not less than six months prior to the end of the Quarter (or such later date as may be permitted under Rule 16b-3) and (ii) any such election will be irrevocable after the notification deadline. The Company may use any such Voluntary Amount to purchase shares of Common Stock to fulfill its obligation to issue Shares to a Director pursuant to Section 3.1(c).

(c) SHARE ISSUANCE. Promptly following each Quarter Date, the Company will issue to each Director a number of whole Shares equal to such Director's Voluntary Amount for such Quarter divided by the Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares, no fractional shares of Common Stock will be issued by the Company pursuant to this Plan. Instead, the Company will pay each Director in cash any portion of the Voluntary Amount not convertible into whole Shares.
Shares will be fully paid, nonassessable shares of Common Stock. Shares may be shares of original issuance or treasury shares or a combination of the foregoing. Shares may also be shares purchased in the public market by the Company in compliance with applicable federal and state laws. The Company will pay any fees and commissions incurred in connection with the issuance or purchase by the Company of shares of Common Stock that are to be Shares and the transfer of such Shares to Directors.

(d) WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state or local taxes in connection with any cash component of a Directors' Fee payable to a Director, and the amounts available to the Company for such withholding are insufficient, it is a condition to the receipt of any Shares that the Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of Shares. The Company and Director also may make similar arrangements with respect to the payment of any other taxes derived from or related to the payment of Shares with respect to which withholding is not required.

3.2  RESTRICTIONS ON SHARES

(a) DIVIDENDS, VOTING RIGHTS, EXCHANGES, ETC. Except for any restrictions required by law, a Director on issuance of Shares to him or her has all rights of a stockholder with respect to such Shares.

(b) RESTRICTIONS ON TRANSFER OF RIGHTS TO SHARES. No rights to Shares may be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily, or involuntarily, other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended.

4.   AMENDMENT AND TERMINATION

The Board of Directors of the Company may alter or amend this Plan from time to time or may terminate it in its entirety subject to the exceptions specified below.

(a) CONSENT OF DIRECTOR. No such action will, without the consent of a Director, affect the rights in any Shares issued or to be issued to such Director.

(b) STOCKHOLDER APPROVAL. Without further approval by the stockholders of the Company no such action will (i) increase the total number of shares of Common Stock to be issued under this Plan as specified in Section 5 (except that adjustments and additions expressly authorized by this Section 4 will not be limited by this Section 4(b)); (ii) change the provisions of Section 3.1(c) that specify the timing of the issuance or the calculation of the number of Shares to be issued to a Director; or (iii) cause Rule 16b-3 to become inapplicable to this Plan.

(c) ADJUSTMENTS FOR EXTRAORDINARY EVENTS. The Board of Directors may make or provide for such adjustments in the number and kind of shares of Common Stock specified in Section 5 as the Company Board of Directors, in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company;
(ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (the matters described in clauses (i), (ii) and (iii) (collectively referred to as an "Extraordinary Event").

5.   SHARES SUBJECT TO PLAN

Subject to adjustment as provided in Section 1(d) of this Plan, the total number of shares of Common Stock which may be issued under this Plan shall be 100,000.

6.   PLAN APPROVAL BY STOCKHOLDERS

The Plan must be submitted for approval by the stockholders of the Company. If such approval has not been obtained by October 31, 1996, this Plan will be nullified. In such case, all issuances of Shares and deliveries of certificates therefor will be rescinded and Directors will receive in cash all Voluntary Amounts previously paid under the Plan without interest.

7.   GENERAL PROVISIONS

(a) NO CONTINUING RIGHT AS DIRECTOR. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, confers upon any Director any right to continue as director of the Company or any subsidiary of the Company.

(b) GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Washington.

(c) CASH IF SHARES NOT ISSUED. Pending issuance of the Shares, all Voluntary Amounts are the property of the Directors and will be paid to them in cash in the event that the Shares are not issued.

(d) MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing are to be deemed material or relevant to the construction of this Plan or any its provisions. The use of the masculine gender also includes within its meaning the feminine. The use of the singular also includes within its meaning the plural, and vice versa.

8.   EFFECTIVE DATE

The effective date of this Plan is as of October 31, 1995.

Adopted by the Board of Directors of Ackerley Communication, Inc. on November 14, 1995.

                                     PROXY

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ACKERLEY COMMUNICATIONS, INC.
                       PLEASE SIGN AND RETURN IMMEDIATELY

    KNOW ALL MEN BY THESE PRESENT, that I, the undersigned Shareholder of Ackerley Communications, Inc., Seattle, Washington, (the "Company"), do hereby nominate, constitute and appoint Keith W. Ritzmann and Carmen L. Smith, and each of them (with full power to act alone), my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all the Common Stock, including Class B Common Stock, of the Company standing in my name and on its books on March 22, 1996, at the Annual Meeting of Shareholders to be held at The Rainier Club, 820 4th Avenue, Seattle, Washington, on Wednesday, May 1, 1996, at 9:00 a.m. Pacific Daylight Savings Time, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

1.   ELECTION OF DIRECTORS.      / / FOR all nominees    / / WITHHOLD AUTHORITY
     The election of the         listed below              to vote for all
     persons listed below to       (Except as marked to    nominees listed
     serve as Directors for the    the contrary below):    below:
     ensuing year.

    Barry A. Ackerley    Gail A. Ackerley    Richard P. Cooley    M. Ian G.
                         Gilchrist    Michel C. Thielen

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.
                                        ________________________________________

2. APPROVAL OF NONEMPLOYEE-DIRECTORS' EQUITY COMPENSATION PLAN. Approving the adoption by the Board of Directors of a Nonemployee-Directors' Equity Compensation Plan providing for the optional payment to nonemployee directors of directors' fees in Common Stock.

          / /  FOR         / /  AGAINST         / /  WITHHOLD AUTHORITY

3.   WHATEVER OTHER BUSINESS may properly
     be brought before the meeting or any
     adjournment thereof.
    THIS  PROXY CONFERS AUTHORITY TO VOTE
"FOR"  AND  WILL   BE  VOTED  "FOR"   THE
PROPOSITIONS  LISTED UNLESS  AUTHORITY IS
WITHHELD, IN WHICH  CASE THIS PROXY  WILL
BE   VOTED   IN   ACCORDANCE   WITH   THE
SPECIFICATION SO MADE.
    Management knows of no other  matters
that may properly be, or which are likely
to   be   brought  before   the  meeting.
However,  if   any  other   matters   are
properly presented at said meeting, this proxy shall be voted in accordance with the recommendations of the management.
    The Board of  Directors recommends  a
vote "FOR" the listed propositions.

                                           DATED  , 1996
                                           WHEN  SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE OR  GUARDIAN,
                                           PLEASE GIVE FULL TITLE. IF MORE THAN
                                           ONE  TRUSTEE,  ALL SHOULD  SIGN. ALL
                                           JOINT OWNERS MUST SIGN.